As filed with the Securities and Exchange Commission	on Registration No. 333-208395

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NEXTGLASS TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3211	47-3150674
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

9454 Wilshire Boulevard

Suite 612

Beverly Hills, California 90212

(888) 588-7974

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Ken Low

100.3.041, 129 Offices,

Block J, Jaya One,

No. 72A, Jalan Universiti,

Section 13, 46200 Petaling Jaya

Malaysia

011-603-2282-0888

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Anthony A. Patel, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Beverly Hills, California 90212

(949) 673-4510 (949) 673-4525 (fax)

Approximate Date of Commencement

of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,”“accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit (1)	Offering Price	Fee (2)

Common Stock held by Selling Shareholders	2,500,000 Shares	$1.00	$2,500,000	$252

(1)        There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)        Previously paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 2,500,000 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ________, 2016

NEXTGLASS TECHNOLOGIES CORPORATION

2,500,000 Shares of Common Stock offered by selling shareholders at $1.00 per share

This prospectus relates to the offer and sale of 2,500,000 shares of common stock (the “Shares”) of NextGlass Technologies Corporation (the “Company”), $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a fixed price of $1.00 per share for the duration of the offering.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 2,500,000 Shares. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price
To Public
Per Common Stock
Share Offered	$1.00 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 6.

NextGlass Technologies Corporation

9454 Wilshire Boulevard

Suite 612

Beverly Hills, California 90212

(888) 588-7974

Prospectus dated __________________, 2016

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_________________

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

NextGlass Technologies Corporation (the “Company”) is an early-stage company planning to produce and distribute glass products (which the Company calls “smart glass” solutions). The Company intends to make these products based on technology that is covered by patents that it purchased from SWIS Co. Limited. The Company was incorporated in the State of Delaware in January 2015, and was formerly known as Black Grotto Acquisition Corporation (“Black Grotto” or “Black Grotto Acquisition”).

The Company is located at 9454 Wilshire Boulevard, Suite 612, Beverly Hills, California 90212. The Company’s main phone number is (888) 588-7974.

Business

The Company plans to produce and distribute glass products (which the Company calls “smart glass” solutions). The Company intends to make these products based on technology that is covered by patents that it acquired from SWIS Co., Limited. The patents covered consist of 9 patents. Eight of these patents are registered in Korea, and one patent is registered in Taiwan.

The Company plans to make smart glass solutions for many types of applications, including car windows, car sunroofs and airplane windows.

The Company’s smart glass solutions are expected to include adhesive film inside the smart glass, bullet-proofing, non-scattering effects, noise reduction, ITO-coated film, PDLC-coated Film and functional glass. The Company’s smart glass solutions are intended to help users of the products control room temperature and change the color and the amount of light passing through the smart glass product.

On April 28, 2016, the Company agreed to acquire SWIS Co., Ltd., based in Korea. SWIS Co. Ltd., holds as its principal asset a plant located in Seoul, Korea and conducts operations through the company’s research and development department. Although the transaction was agreed between the parties on April 28, 2016 under Korean law, the change of ownership did not actually occur until August 10, 2016. On that date, August 10, 2016, the Korean government approved the acquisition of the third party company, SWIS Co., Ltd., which was in connection with the Share Exchange Agreement (the “Exchange Agreement”) entered into on April 28, 2016. Pursuant to the Exchange Agreement, the Company purchased all 100,000 shares outstanding of SWIS Co., Ltd.

SWIS Co., Ltd. was established on September 2, 2014. Its major business is to research and develop PDLC film and the technology associated with making smart glass. The technology of SWIS Co. Ltd. will be owned by the Company through the acquisition.

In the future, the Company plans to raise additional funds in order to build its own factory and purchase machineries to manufacture the smart glass internally using the patented technologies acquired through SWIS Co. Ltd.

There can be no assurances that the Company’s efforts to develop its proposed smart glass solutions will succeed, or that the Company will be able to successfully market the proposed smart glass solutions, if developed.

Risks and Uncertainties facing the Company

As an early-stage company, the Company has limited operating history and is expected to continuously experience losses in the near term. The Company needs to increase its revenue or locate additional financing in order to continue its developmental plans. As a company in the early part of its life, management of the Company must build and market its initial construction and development plans in order to execute the business plan of the Company on a broad scale. The Company anticipates that it would need substantial funding in the future in order to continue as a going concern and expand its operations in accordance with its current business plan (which includes, but is not limited to, building its own factory and purchase machineries to manufacture the smart glass internally using the patented technologies acquired through SWIS Co., Ltd.).

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One of the biggest challenges facing the Company will be in securing adequate capital to acquire or develop its own factory and purchase its own machineries. Likewise, the Company will need to secure sufficient capital to develop, build, manufacture and commercialize the smart glass products that it intends to market and sell. The Company has not yet devised its initial sales, marketing and advertising strategy, and the Company will need to skillfully design, test, implement and refine this strategy over time in order to achieve success in its business.

The Company anticipates that it will need to secure funding of approximately $2,500,000 in order to acquire or develop its own factory and purchase its own machineries. As discussed above, securing this capital is one of the biggest challenges facing the Company.

Due to financial constraints and the early stage of the Company’s life, the Company has to date conducted limited advertising and marketing to reach customers. In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale. If the Company were unable to locate such financing and/or later develop strong and reliable sources of potential capital to grow and expand its business, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s smart glass products and services (once developed, manufactured and commercialized) are consistently met with client satisfaction in the marketplace and exhibit steady success amongst the potential customer base, neither of which is reasonably predictable or guaranteed.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 2,500,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

This prospectus relates to the offer and sale by certain shareholders of the Company of up to 2,500,000 Shares (the “Selling Shareholder Shares”). The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a fixed price of $1.00 per share for the duration of the offering.

Common stock outstanding before the offering	10,000,000	(1)

Common stock for sale by selling shareholders	2,500,000

Common stock outstanding after the offering	10,000,000

Offering Price	$1.00 per share

Proceeds to the Company	$0

(1) Based on number of shares outstanding as of the date of this prospectus.

Summary Financial Information

The statements of operations data for the period from January 12, 2015 (inception) to December 31, 2015, and the balance sheet data as of December 31, 2015, are derived from the Company’s audited financial statements and related notes thereto included elsewhere in this prospectus. The statement of operations data for the period from January 1, 2016 to June 30, 2016, and the balance sheet as of June 30, 2016, provided below are derived from the unaudited financial statements and related notes thereto included elsewhere in this prospectus.

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	January 1, 2016	January 12, 2015
	to	(inception) to
	June 30, 2016	December 31, 2015
	(unaudited)
Statement of operations data
Revenue	$0	$0
Gross profit	$0	$0
Income (Loss) from operations	$(144,543)	$(7,493)
Net income (loss)	$(147,608)	$(7,493)

	At June 30, 2016	At December 31, 2015
	(unaudited)
Balance sheet data
Cash	$126,089	$57,219
Other assets	$341,187	$0
Total assets	$467,276	$57,219
Total liabilities	$613,965	$61,000
Total shareholders’ equity (deficit)	$(146,689)	$(3,781)

History

In June 2015, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Black Grotto Acquisition Corporation to NextGlass Technologies Corporation in May 2015.

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Company has no generated any revenues to date.

The Company has generated no revenues to date. To date, most of management’s time, and the Company’s limited resources have been spent in developing its business strategy, researching potential opportunities, contacting partners, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audited financial report, the Company’s independent auditors have added an explanatory paragraph that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern. The Company also anticipates that it would need substantial capital over the next 12 to 24 months in order to expand its operations in accordance with its current business plan.

The Company has limited operating history of its own, and as such, any prospective investor can only assess the Company’s profitability or performance on a limited basis to date.

Because the Company is an early-stage company with limited operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company that only recently emerged from the development-stage, the Company may in the future still experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

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The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company does not currently possess effective disclosure controls and procedures that are adequate for a public company.

Based upon their respective evaluation, the Chief Executive Officer and Chief Financial Officer of the Company have concluded that, as of June 30, 2016, the existing disclosure controls and procedures of the Company were not effective (including, but not limited to, the lack of experience the Company possesses in financial reporting and securities filings, lack of staff experienced in regular reporting and less familiarity in the past with U.S. GAAP accounting and requirements; to that end, the Company is in the process of engaging a U.S.-based accounting firm which would assist the Company in preparation of financial statements and necessary reports in compliance with U.S. GAAP and other reporting requirements). Disclosure controls and procedures means controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to management, including the principal executive and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company has limited operations to date. The Company will need to begin generating revenue to achieve and maintain profitability. To become profitable, the Company must successfully develop and operate its smart glass business. These processes involve many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues sufficient to cover operating expenses or become profitable.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s smart glass products. Nor has the Company conducted marketing studies regarding whether such properties or services would actually be marketable. No assurances can be given that upon marketing, the Company will be able to develop a sufficient customer base and business segment to sustain the Company's operations on a continued basis.

No assurance of market acceptance.

Even if the Company successfully develops, manufactures and distributes smart glass products, there can be no assurance that the market reception will be positive for the Company or its ventures.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need strong third party relationships and partnerships in order to develop and grow its business. The Company will be substantially dependent on these strategic partners and third party relationships.

The proposed operations of the Company are speculative.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company. Although the Company has a business plan and intends to execute its overall business strategy, limited operations have been conducted to date. As no revenues have been realized as of yet, the proposed operations of the Company remain speculative.

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Executive officers, directors and 5% shareholders of the Company will retain voting control after the offering, which will allow them to exert substantial influence over major corporate decisions.

The Company anticipates that its executive officers and directors (together with 5% shareholders) will, in the aggregate, beneficially own enough of its issued and outstanding capital stock following the completion of this offering, assuming the sale of all Shares hereby offered, to exert voting control. Accordingly, the present shareholders, by virtue of their percentage share ownership and certain procedures established by the certificate of incorporation and by-laws of the Company for the election of its directors, may effectively control the board of directors and the policies of the Company. As a result, these stockholders will retain substantial control over matters requiring approval by the Company’s stockholders, such as (without limitation) the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to develop, commercialize and further its business in smart glass products and solutions.

The time devoted by Company management may not be full-time.

It is not anticipated that key officers would devote themselves full-time to the business of the Company at the present time. Once the Company obtains additional financing or generates sufficient revenues and profits, officers may then become employed in a full-time capacity.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

The Company may be subject to and could incur substantial costs to comply with environmental requirements.

The Company may be subject to potential liability and restrictions under environmental laws regulations, including those relating to development, manufacture and transportation of glass products. If the Company is unable to comply with these regulations and requirements or if it operates without the necessary approvals or permits, it could be forced to spend substantial capital on compliance measures, temporary or permanent discontinuance, and/or corrective actions, or potentially be subject to administrative or civil, and possibly criminal, fines and penalties. These could potentially be significant costs, materially affecting the Company’s cash flows, and available capital. Environmental and land use laws may also impact the Company’s ability to expand its operations.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing (currently, the Company does not have an arrangement with any such market maker to qualify the Company’s securities for quotation on the OTC Bulletin Board) .. Moreover, the Company does not know if it will be successful in such application for quotation on the OTC bulletin board, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

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Shares of common stock in the Company are subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission.

The shares of common stock held by current shareholders are “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities can be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. Shares of the Company’s common stock are subject to Rule 144 resale restrictions, and accordingly, investors are subject to such resale limitations.

The Company does not have the ability to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends in the near future but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

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-be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

The Company may face significant competition from companies that serve its industries.

The glass business is highly competitive with respect to price, merchandise quality, assortment and presentation, and customer service. This competitive market creates the risk of adverse impact to the Company’s future revenues due to the potential need to reduce prices, and thus reduce margins, in order to stay competitive. If the Company fails to timely and effectively respond to competitive pressures and changes in the markets, it could adversely affect the Company’s financial performance.

Furthermore, the Company competes with firms who may have greater financial, distribution, marketing and other resources than the Company and may be able to secure better arrangements with suppliers and employees and more successfully attract and retain customers. The Company may be vulnerable to the marketing power and degree of consumer recognition of these larger competitors. The Company is susceptible to the risk that its competitors could effectively venture into the Company’s areas of smart glass expertise, in which case, the Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

The Company is subject to the potential factors of market and customer changes.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change. Although the Company intends to carry out its plan of developing and selling smart glass solutions to satisfy changing customer demands in the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts.

The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements.

General economic factors may adversely affect the Company’s financial performance.

Economic conditions beyond the Company’s control, such as increased unemployment levels, inflation, increases in fuel, other energy costs and interest rates, lack of available credit, erosion in consumer confidence and other factors affecting disposable consumer income may adversely affect the Company’s business. Many of those factors, as well as commodity rates, transportation costs, costs of labor, insurance and healthcare, foreign exchange rate fluctuations, lease costs, changes in other laws and regulations and other economic factors, also affect the Company’s cost of goods sold as well as its general and administrative expenses, which may adversely affect sales or profitability.

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The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. No such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has not applied for any intellectual property or trade secret protection on any aspects of its business. The Company has no current plans on attempting to obtain patents, copyright, trademarks and/or service marks on any of its solutions and services. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Company may complete a primary public offering (or private placement) for Shares in parallel with or immediately following this offering.

The Company may conduct a primary public offering (or private placement) for Shares to raise proceeds for the Company. Such an offering may be conducted in parallel with or immediately following this offering. Sales of additional Shares will dilute the percentage ownership of shareholders in the Company.

FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

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DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business. Once the Company is profitable and has generated sufficient cash flow from operations, the Company intends that it would then declare up to thirty percent (30%) of its profits after tax as dividends each year.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 2,500,000 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a fixed price of $1.00 per share for the duration of the offering.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not directly receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares (i.e. all Selling Shareholders’ Shares will be sold by the Selling Shareholder, respectively, and not by or on account of the Company).

PLAN OF DISTRIBUTION

The Company and the selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares.

The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, none of the officers or directors offering the Shares is considered to be a broker of such securities as (i) no officer or director is subject to any statutory disqualification, (ii) no officer or director is nor will be compensated by commissions for sales of the securities, (iii) no officer or director is associated with a broker or dealer, (iv) all officers and directors are primarily employed on behalf of the Company in substantial duties and (v) no officer or director participates in offering and selling securities more than once every 12 months.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

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Selling Shareholders

The selling shareholders will offer their shares at a fixed price of $1.00 per share for the duration of the offering. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares. Of the 2,500,000 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, 1,203,000 Selling Shareholder Shares are held by officers, affiliates or directors of the Company.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 200,000,000 shares of common stock, par value $0.0001, of which 10,000,000 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company. Reference is also made to the more detailed provisions of the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 2,500,000 shares of common stock for sale to the public by the holders thereof at a price of $1.00 per Share. The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

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Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that Globex Transfer, LLC of Deltona, Florida will act as transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

Once the Company is profitable and has generated sufficient cash flow from operations, the Company intends that it would then declare up to thirty percent (30%) of its profits after tax as dividends each year.

THE BUSINESS

Background

The Company has only recently emerged from its status as a development-stage company, and it has limited operating history and is expected to experience losses in the near term. The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern.

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Summary

The Company plans to produce and distribute glass products (which the Company calls “smart glass” solutions). The Company intends to make these products based on technology that is covered by patents that it acquired from another company.

The Company plans to make smart glass solutions for many types of applications, including car windows, car sunroofs and airplane windows.

The Company’s smart glass solutions are expected to include adhesive film inside the smart glass, bullet-proofing, non-scattering effects, noise reduction, ITO-coated film, PDLC-coated Film and functional glass. The Company’s smart glass solutions are intended to help users of the products control room temperature and change the color and the amount of light passing through the smart glass product.

In the future, the Company plans to raise additional funds in order to build its own factory and purchase machineries to manufacture the smart glass internally using the patented technologies acquired from SWIS Co., Ltd.

The Business: Smart Glass

The Company aims to create a market in smart glass development and manufacturing. The Company believes that a need exists for the smart window market. The Company anticipates that the concept of smart glass will address the issues of rising real energy cost (i.e. loss of energy through inefficient building material), demand for functional glass in the developed world, regulatory factors and government policies in architecture and transportation industry, the desire for green building and energy efficiency solutions, comfort factors (such as preferring natural lighting, enough amounts of solar energy, privacy protection, glass sensibility, etc.) The goal of smart glass production is to provide glass solutions that are smarter and more suited to address all of these various issues and needs that exist in the glass marketplace.

The Market

The Company is creating its own market in the wider glass industry. By acquiring SWIS Co., Ltd., the Company has obtained access to patented technology that allows the Company to manufacture innovative glass panels. These glass panels have the capability of changing the landscape of buildings, automobiles, public messaging and home appliances as it can transform from clear to translucent to solid, mirrored surfaces or interactive display screens at just one touch.

Innovative glass panels that the Company intends to produce have the potential to reduce energy costs (whether for heating or cooling buildings), are shatter-proof and safe, provide privacy, was hygienic, have noise-reduction capabilities and are space-saving.

The Company’s Presence in the Market

The Company has acquired SWIS Co., Ltd. and developed its business plans and models and plans to execute the same in the future. As a first step, the Company intends to obtain additional financing and construct a manufacturing capability and develop glass panel production operations.

Products

The Company’s smart glass solutions are expected to be all of the following:

-Transparent or Translucent

-Capable of high light transmission in a transparent state

-Security glazing-tested

-Equipped with excellent noise reduction capabilities

-Low electric consumption

-Same maintenance and hygienic as an ordinary glazing function

-Excellent projection screen

-Safe and Hygienic

The products are expected to have wide applications, including in automobiles, airplanes, hospitals and residential and commercial blinds (electric and solar).

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Pricing

The Company anticipates offering products at market-competitive prices.

Competition

The Company would compete with traditional manufacturers and sellers of glass products.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. The Company hopes to work with several strategic partners in important areas of its business and operations. However, currently, the Company has no such strategic partners.

Marketing Strategy

The Company has conducted limited advertising and marketing to date as the primary focus of the Company since inception has been to concentrate on beginning its construction and development efforts. The Company needs to give some attention to constructing the marketing strategy and plans that it will use once its products are ready to enter the marketplace.

Operations

The Company plans to develop, manufacture and commercialize smart glass products and solutions.

Sales Strategy

The Company has conducted no sales and marketing to date as the primary focus of the Company since inception has been to concentrate on beginning its construction and development efforts. The Company needs to give some attention to constructing the sales strategy and plans that it will use once its products are ready to enter the marketplace.

Revenues and Losses

Since its inception, the Company has focused its efforts on conducting market research, construction planning and development, and has devoted little attention or resources to sales and marketing or generating near-term revenues and profits. The Company has no revenues to date and has not realized any profits as of yet. In order to succeed, the Company needs to develop a viable strategy to build, develop and market its products once they are ready to be sold.

The Company has posted no revenues and net losses of $7,493 during the period from January 1, 2015 (inception) to December 31, 2015. During the six months ended June 30, 2016, the Company posted no revenues and net losses of $147,608.

Equipment Financing

The Company has no existing equipment financing arrangements.

THE COMPANY

Change of Control

The Company was incorporated in the State of Delaware in January 2015, and was formerly known as Black Grotto Acquisition Corporation. In June 2015, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Black Grotto Acquisition Corporation to NextGlass Technologies Corporation in May 2015.

Acquisition of SWIS Co., Ltd.

On April 28, 2016, the Company agreed to acquire SWIS Co., Ltd., based in Korea. SWIS Co. Ltd., holds as its principal asset a plant located in Seoul, Korea and conducts operations through the company’s research and development department. Although the transaction was agreed between the parties on April 28, 2016 under Korean law, the change of ownership did not actually occur until August 10, 2016. On that date, August 10, 2016, the Korean government approved the acquisition of the third party company, SWIS Co., Ltd., which was in connection with the Share Exchange Agreement (the “Exchange Agreement”) entered into on April 28, 2016. Pursuant to the Exchange Agreement, the Company purchased all 100,000 shares outstanding of SWIS Co., Ltd.

SWIS Co., Ltd. was established on September 2, 2014. Its major business is to research and develop PDLC film and the technology associated with making smart glass. The technology of SWIS Co. Ltd. will be owned by the Company through the acquisition.

The Company plans to produce and distribute glass products (which the Company calls “smart glass” solutions). The Company intends to make these products based on technology that is covered by patents that it acquired from SWIS Co., Limited. The patents covered consist of 9 patents. Eight of these patents are registered in Korea, and one patent is registered in Taiwan.

In association with the acquisition of SWIS Co., Ltd., Ken Low, a principal of the Company, transferred 1,000,000 shares owned by him to four former shareholders of SWIS Co. Ltd.

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Relationship with Tiber Creek Corporation

The Company previously entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company, including: transferring control of such reporting company to the Company; preparing the business combination agreement; effecting the business combination; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Under the agreement, Tiber Creek is entitled to receive cash fees from the Company. In addition, the Company’s then-current shareholders, James Cassidy and James McKillop, were permitted to retain the aggregate total of 500,000 shares.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop serve only as interim officers and directors of these corporations (such as Black Grotto Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Relationship with Fundnel Pte Ltd.

The Company entered into an engagement agreement with Fundnel Pte Ltd. (“Fundnel”) based in Singapore, in February 2016. Under the engagement agreement, Fundnel provides certain fundraising and marketing services to the Company whereby Fundnel assists the Company with raising capital under its platform.

At the present time, the Company has tasked Fundnel with helping the Company raise up to $3,000,000 for the Company.

Convertible Bonds

The Company has sold $150,000 of convertible bonds. Each convertible bond matures on March 7, 2019. The bonds earn interest at five percent (5%) per annum while held during the term thereof, and may be converted into shares of common stock of the Company at the election of the holder pursuant to the terms and conditions of the convertible bonds. Interest on the notes shall be payable quarterly in arrears on January 1, April 1, July 1, and October 1 of each year. During the term of the notes, each lender has the right to convert the notes into common shares at $5.00 per share. As of June 30, 2016, no conversion has happened yet.

Intellectual Property

At present, the Company does not possess any intellectual property protection. The Company may decide in the future to pursue efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

The Company acquired intellectual property (consisting of nine patents) from SWIS Co., Ltd. – the nine patents which the Company acquired in the purchase of SWIS Co., Ltd. are summarized below:

	Patent Title	Country & Registration Number

1.	Making Method for Transparency Electrically Conductive Film	Korea (10-1020766)
2.	Making Method for Transparency Electrically Conductive Film	Korea (10-1020767)
3.	Method of manufacturing transparent conductive thin film	Taiwan (I-431131)
4.	Making Method for Transparency Conductive Oxide of Thin Film Solar Cell	Korea (10-1128009)
5.	Making Method for Transparency Conductive Oxide of Thin Film Solar Cell	Korea (10-1161729)
Having Two-layered Structure
6.	Making Method for Anti Reflective Oxide of Solar Cell	Korea (10-1161730)
7.	Manufacturing method for thin-film type solar cell	Korea (10-1168662)
8.	Making Method for Transparency Conductive Oxide of Thin Film Solar Cell	Korea (10-1264072)
9.	Polymer Dispersed Liquid Crystal Display with Temperature Stability	Korea (10-2009-0075346)

Research and Development

The Company has not to date undertaken, and does not currently plan to undertake, any material research and development activities.

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Employees

Currently, the Company has no employees other than officers who have agreed to assist the Company without pay until the Company is more stable and has recurring cash flow from operations.

Property

The Company does not currently possess any real property. The Company does not presently lease any real property and is not subject to any lease agreement for premises.

Subsidiaries

The Company has no subsidiaries.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

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The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Reports to Security Holders

In March 2015, the Company (as Black Grotto Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company's documents filed with the Securities and Exchange Commission may be inspected at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001634408.

PLAN OF OPERATION

Business Plan

The Company is an early-stage company planning to produce and distribute glass products (which the Company calls “smart glass” solutions). The Company intends to make these products based on technology that is covered by patents that it acquired from another company.

On April 28, 2016, the Company agreed to acquire SWIS Co., Ltd., based in Korea. SWIS Co. Ltd., holds as its principal asset a plant located in Seoul, Korea and conducts operations through the company’s research and development department. Although the transaction was agreed between the parties on April 28, 2016 under Korean law, the change of ownership did not actually occur until August 10, 2016. On that date, August 10, 2016, the Korean government approved the acquisition of the third party company, SWIS Co., Ltd., which was in connection with the Share Exchange Agreement (the “Exchange Agreement”) entered into on April 28, 2016. Pursuant to the Exchange Agreement, the Company purchased all 100,000 shares outstanding of SWIS Co., Ltd.

SWIS Co., Ltd. was established on September 2, 2014. Its major business is to research and develop PDLC film and the technology associated with making smart glass. The technology of SWIS Co. Ltd. will be owned by the Company through the acquisition.

19

Potential Revenue

The Company does not expect any potential revenue for the foreseeable future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company is an early-stage company (only recently emerging from its status as a development-stage company) and was incorporated in the State of Delaware in January 2015. As of the periods from January 12, 2015 (inception) through December 31, 2015, and period from January 1, 2016 through June 30, 2016, respectively, the Company did not generate any revenue and incurred minimal expenses and operating losses, as part of its operating activities.

The Company anticipates that it would need substantial working capital over the next 12 to 24 months to expand its operations to develop, build, manufacture and market smart glass products and solutions. Without securing such additional funds, the Company would continue in operations as a going concern based on its currently-available capital for approximately the next two years, since the Company’s current monthly use of funds is about $2,000 per month. However, in order to expand its operations to develop, build, manufacture and market smart glass products and solutions, the Company needs to raise additional funding.

The Company’s independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern. Unless the Company is able to generate sufficient cash flow from operations and/or obtain additional financing, there is a substantial doubt as to the ability of the Company to continue as a going concern past the period of two years noted above.

Revenues and Losses

Since its inception, the Company has focused its efforts on conducting market research, construction planning and development, and has devoted little attention or resources to sales and marketing or generating near-term revenues and profits. The Company has no revenues to date and has not realized any profits as of yet. In order to succeed, the Company needs to develop a viable strategy to build, develop and market its products once they are ready to be sold.

The Company has posted no revenues and net losses of $7,493 during the period from January 1, 2015 (inception) to December 31, 2015. During the six months ended June 30, 2016, the Company posted no revenues and net losses of $147,608.

Equipment Financing

The Company has no existing equipment financing arrangements.

Pricing

The Company anticipates offering products at market-competitive prices.

Potential Revenue

The Company does not expect any potential revenue for the foreseeable future.

Capital Resources

As of June 30, 2016, the Company held $126,089 of cash on hand.

The Company showed an accumulated deficit of ($155,101) as of June 30, 2016. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to survive as a going concern and implement any part of its business plan or strategy will be severely jeopardized.

Early Stage of the Company and Capital Resources

Since its inception, the Company has devoted most of its efforts to business planning, research and development, recruiting management and staff and raising capital. The Company has not generated any revenues to date from its operations, and there is no assurance of any future revenues.

The Company’s proposed activities will necessitate significant uses of capital, including in the next 12 to 24 months and then beyond. There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

20

Discussion of the Period from January 1, 2016 through June 30, 2016

The Company did not generate revenues during the six months ended June 30, 2016.

The Company incurred total operating expenses of $144,543 for the six months ended June 30, 2016 as compared to $712 for the period from January 12, 2015 (inception) to June 30, 2015. That increase is primarily due to consulting fees for business development and professional fees related to or in connection with the filing of the instant registration statement.

During the six months ended June 30, 2016, the Company posted a net loss of $147,608. During the period from January 12, 2015 (inception) to June 30, 2015, the Company incurred a net loss of $712. That increase is primarily due to consulting fees for business development and professional fees related to or in connection with the filing of the instant registration statement.

During the six months ended June 30, 2016, the Company used $141,844 of net cash in operating activities. The Company had a cash balance of $126,089 as of June 30, 2016.

During the six months ended June 30, 2016, the Company advanced $337,000 to a related party in investing activities.

The Company received $550,000 of net cash in financing activities during the six months ended June 30, 2016.

The Company incurred capital expenditures of $2,286 during the six months ended June 30, 2016.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses in the foreseeable future, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

Discussion of the Period from January 12, 2015 (inception) through December 31, 2015

The Company did not generate revenues during the period from January 12, 2015 (inception) through December 31, 2015.

During the period from January 12, 2015 (inception) through December 31, 2015, the Company posted an operating loss and net loss of $7,493 and $7,493, respectively.

During the period from January 12, 2015 (inception) through December 31, 2015, the Company used $4,281 of net cash in operating activities, including $3,212 received from stockholders as contributed capital to pay for expenses. The Company had a cash balance of $57,219 as of December 31, 2015.

The Company received $61,500 of net cash from financing activities. $61,000 was advanced from potential shareholders for stock that was not yet issued as of December 31, 2015.

The Company did not incur any capital expenditures during the period from January 12, 2015 (inception) through December 31, 2015.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses in the foreseeable future, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced

John Park	50	Chief Executive Officer and Director	2015
Low Koon Poh	44	President, Secretary & Treasurer; CFO; Director	2015
Brian Shin	24	Director	2015
Thor Seng Wah	43	Director	2015

21

John Park

John Park serves as Chief Executive Officer and a Director of the Company. Mr. Park is also the CEO of BBV Vietnam Acquisition Corporation. Prior to joining BBV Vietnam Acquisition Corporation, Mr. Park served in various executive management positions including CEO of Innovay Inc., an affiliate of Migami and vice president of Mira Life Group, a cosmetic company at which he raised capital for their market launch and distribution in Asia. Mr. Park received both his B.S. degree and an M.B.A. degree from Brigham Young University.

Low Koon Poh

Low Koon Poh serves as President, Secretary and Treasurer of the Company. Mr. Poh is also the Company’s Chief Financial Officer (CFO). Mr. Poh is also a Director of the Company. Mr. Low is a certified accountant.

From January 2013 to the present, Mr. Low has served as a director of KLM Corporate Services (M) Sdn Bhd, which he is also the owner of the business. Since year 2002 continuing to the present, Mr. Low has been the sole proprietor of KL Management Services, a certified public accounting firm, which is located in Malaysia. Since 1997, Mr. Low has been a member of the Association of Chartered Certified Accountants. Since 1998, he has been a member of the Malaysian Institute of Accountants. Mr. Low attended ACCA studies from 2001 to 2005. He previously completed his education at Kolej Damansara Utama and Sek. Men. Taman SEA.

On December 31, 2015, Mr. Low was also appointed as the director of Mon Space Net Inc, which is embarking on the e-commerce business. His duties is mainly to ensure the corporate governance of the company is maintained.

On December 31, 2015, Mr. Low was also appointed as the director of Glocorp Inc., which provides online reservation solutions to hotels. Mr. Low is also serving as the Chief Financial Officer, mainly involved in the growth strategies of the business.

Brian Shin

Brian Shin serves as a Director of the Company. Since 2012, Mr. Shin has worked at NextGlass Co., Ltd., a private company developing patented smart glass technology, where his primary responsibilities included international marketing and investor relations. Mr. Shin received his B.S. degree from UCLA in 2012. Mr. Shin is a citizen of the Republic of Korea.

Thor Seng Wah

Thor Seng Wah serves as a Director of the Company. Since 2013, Mr. Thor has been a director of Quantum Metal Sdn Bhd and is a chartered accountant by training. Mr. Thor is a citizen of Malaysia.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

22

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings of a material nature in which the Company is a party.

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

							Change in
							Pension Value
						Non-equity	and Recognized	All
				Stock	Option	Incentive plan	Deferred Compensation	Other
Name/Position	Year	Salary	Bonus	Awards (1)	Awards	Compensation	Earnings	Compensation (2)	Total

John Park CEO	2015	$0	$0	$0	$0	$0	$0	$0	$0
Low Koon Poh President; CFO	2015	$0	$0	$0	$0	$0	$0	$0	$0

As of December 31, 2015, there was no accrued compensation that was due to the Company’s employees or officers. Upon successful completion by the Company of a primary public offering in the future (or the completion of other financing or funding), however, the Company may compensate officers and employees as is discussed below in “Anticipated Officer and Director Remuneration.”

Each of the officers has received certain shares of common stock in the Company in connection with the change of control of the Company. Accordingly, the Company has not recorded any compensation expense in respect of any shares issued to the officers as such shares do not represent compensation that was paid to any officer.

There are no current plans to pay or distribute any cash or non-cash bonus compensation to officers of the Company, until such time as the Company is profitable, experiences positive cash flow or obtains additional financing. However, the Board of Directors may allocate salaries and benefits to the officers in its sole discretion. No officer is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the Company or from a change in control of the company or a change in his or her responsibilities following a change in control. The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company plans to implement certain such benefits after sufficient funds are realized or raised by the Company (see “Anticipated Officer and Director Remuneration” below.)

Employment Agreements

The Company has not entered into employment agreements with any of its employees, other than standard offer letters and terms of employment for each employee made in the ordinary course of business.

Anticipated Officer and Director Remuneration

The Company pays no compensation to its officers or directors at present. The Company intends to pay regular, competitive annual salaries to all its officers and directors and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches greater profitability, experiences larger and more sustained positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering additional cash and non-cash compensation to officers and directors. In addition, the Company anticipates that its officers and directors will be provided with additional fringe benefits and perquisites at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. In addition, the Company may plan to offer retirement benefits at a later time in its sole discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

23

				Percent of Class
			Percent of	After
		Number of Shares of	Class Before	Offering
Name	Position	Common Stock	Offering (1)	(2)

Low Koon Poh	President, CFO; Director	700,000	7%	7%

Thor Seng Wah	Director	1,760,000	18%	17%

Smart Window Solutions	5% shareholder	1,006,000	10%	*
Choking AM Cheonan-Si, Ho, E-Pyenhan Apt 103 Dong, 1305 54-45 South Korea

Willy Chan Foo Weng	5% shareholder	700,000	7%	7%
20, Jalan Kenyalang 11/7A Kota Damansara Petaling Jaya Selangor 47810 Malaysia

Shin Jong Dae	5% shareholder	2,569,000	26%	26%
201, 272-2 Nonhyung 2-Dong Gangnam-Gu Seoul, South Korea

Hsu Shu-Hua	5% shareholder	503,000	5%	5%
No 1 of 11, Wen Shan Li 1 Lin Miao Li City Miao Lie Hsien 360 Republic of China

Total owned by officers and directors (2)		2,460,000	25%	23%

(1) Based upon 10,000,000 shares outstanding as of the date of this offering.

(2) Assumes sale of all 2,500,000 Shares offered, and 10,000,000 shares outstanding following the offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation which owns 250,000 shares of the Company's common stock. Tiber Creek has received significant consulting fees from the Company and also holds shares in the Company.

James Cassidy and James McKillop each currently hold 250,000 shares in the Company. James Cassidy and James McKillop were both formerly officers and directors of the Company. As the organizers and developers of Black Grotto Acquisition, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Acquisition. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the instant registration statement.

On April 28, 2016, the Company agreed to acquire SWIS Co., Ltd., based in Korea. SWIS Co. Ltd., holds as its principal asset a plant located in Seoul, Korea and conducts operations through the company’s research and development department. Although the transaction was agreed between the parties on April 28, 2016 under Korean law, the change of ownership did not actually occur until August 10, 2016. On that date, August 10, 2016, the Korean government approved the acquisition of the third party company, SWIS Co., Ltd., which was in connection with the Share Exchange Agreement (the “Exchange Agreement”) entered into on April 28, 2016. Pursuant to the Exchange Agreement, the Company purchased all 100,000 shares outstanding of SWIS Co., Ltd.

During the six months ended March 31, 2016, the Company advanced $337,000 to SWIS Co. Ltd., a related party based in South Korea, through holding a promissory note bearing interest at 4% per annum. The note and relative interest shall be due and receivable on March 3, 2018. Under the note, the Company can advance up to $2,000,000 to SWIS Co. Ltd. pursuant to the terms and conditions of the promissory note.

During the three months ended June 30, 2016, the Company received $494,000 of cash proceeds from its chief executive officer. This related party loan bears interest at 7% per annum over the term from the issuance date through maturity date on October 1, 2018. Interest on this related party loan will be due on maturity date. During the three months ended June 30, 2016, the Company paid back $94,000. Therefore, the balance of the loan payable to related party was $400,000 on June 30, 2016.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 2,500,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a fixed price of $1.00 per share for the duration of the offering.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

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	Shares Owned Before Offering (1)		Offered Herein	Shares Owned After Offering (2)
Name	Number	Percentage	Number	Number	Percentage

Low Koon Poh	700,000	7%	50,000	650,000	7%
President and CFO; Director

Thor Seng Wah	1,760,000	18%	77,000	1,683,000	17%
Director

Smart Window Solutions	1,006,000	10%	1,006,000	0	*
5% shareholder

Willy Chan Foo Weng	700,000	7%	50,000	650,000	7%
5% shareholder

Hsu Shu-Hua	503,000	5%	20,000	483,000	5%

James Cassidy	250,000	3%	250,000	0	*

James McKillop	250,000	3%	250,000	0	*

Aaron Co., Ltd.	200,000	2%	80,000	120,000	1%

Hyunki Bin	450,000	5%	100,000	350,000	4%

Jisung Park	300,000	3%	109,000	191,000	2%

Soonjae Chae	50,000	*	50,000	0	*

Brian Shin	400,000	4%	235,000	165,000	2%

Eun Su Kim	20,000	*	20,000	0	*

Jun Ho Kim	20,000	*	20,000	0	*

Hong Seok Kim	60,000	*	60,000	0	*

Gordon Ong Ghee Aik	750	*	750	0	*

Chua Chui Chin	10,500	*	10,500	0	*

Ong Jin Choon	10,000	*	10,000	0	*

Quek Lang Fah	5,000	*	5,000	0	*

Ananda Lim Ke Fan	5,500	*	5,500	0	*

Tan Eng Foo	5,000	*	5,000	0	*

Ong Cheng Guan	5,000	*	5,000	0	*

Tan Kin Hock	1,250	*	1,250	0	*

Elisha Wong Yong Hui	5,000	*	5,000	0	*

Neoh Soon Jin	75,000	*	10,000	65,000	*

Tan Eng Kean	20,000	*	10,000	0	*

Chew Wei Kiat	100,000	1%	10,000	90,000	*

Khoo Gaik Tee	102,500	1%	10,000	92,500	*

Sim Shiau Tyng	152,000	2%	10,000	142,500	1%

Mary Thomas	5,000	*	5,000	0	*

Chong Voi	4,000	*	4,000	0	*

Victor chai Cheng Wah	5,000	*	5,000	0	*

Chua Cheong Wee	5,000	*	5,000	0	*

Beh Shun Xiar	6,000	*	6,000	0	*

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* Less than 1%

(1) Based upon 10,000,000 Shares outstanding as of the date of this offering.

(2) Assumes sale of all 2,500,000 Shares offered, and 10,000,000 Shares outstanding following the offering.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 10,000,000 shares of common stock outstanding of which 2,460,000 shares are owned by officers and directors of the Company. There will be 10,000,000 shares outstanding if the maximum number of Shares offered herein is sold.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 250,000 shares of common stock of the Company owned by Tiber Creek Corporation.

26

Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through Black Grotto Acquisition. James Cassidy, a partner of Cassidy & Associates, was a director and officer of Black Grotto Acquisition prior to its change of control.

EXPERTS

Anton & Chia, LLP, an independent registered public accounting firm, has audited the balance sheet of NextGlass Technologies Corporation as of December 31, 2015 and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the period from January 12, 2015 (inception) through December 31, 2015. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of April 8, 2016, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

27

FINANCIAL STATEMENTS

Unaudited Condensed Financial Statements	F-9
Condensed Balance Sheet as of March 31, 2016 (unaudited) and December 31, 2015	F-9
Unaudited Condensed Statement of Operations for the three months ended March 31, 2016 and 2015	F-10
Unaudited Condensed Statement of Cash Flows for the three months ended March 31, 2016 and 2015	F-11
Notes to Unaudited Condensed Financial Statements	F-12

28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

NextGlass Technologies Corporation

We have audited the accompanying balance sheet of NextGlass Technologies Corporation (the "Company”) as of December 31, 2015, and the related statements of operations, changes in stockholders’ deficit and cash flows for the period from January 12, 2015 (inception) to December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015, and the results of its operations, changes in stockholders’ deficit and its cash flows for the period from January 12, 2015 (inception) to December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, these conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ Anton & Chia, LLP

Newport Beach, California

April 8, 2016

NextGlass Technologies Corporation

BALANCE SHEET

December 31, 2015
ASSETS

Current assets
Cash at bank	$57,219
Total current assets	57,219

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Deposit for stock to be issued	61,000
Total current liabilities	61,000

Stockholders' deficit
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued and outstanding as of December 31, 2015	-
Common stock, $0.0001 par value, 200,000,000 shares authorized; 10,000,000 shares issued and outstanding as of December 31, 2015	1,000
Discount on common stock	(500)
Additional paid in capital	3,212
Accumulated deficit	(7,493)
Total stockholders' deficit	(3,781)
Total liabilities and stockholders' deficit	$57,219

See accompanying notes to financial statements

NextGlass Technologies Corporation

STATEMENT OF OPERATIONS

From inception January 12, 2015 to December 31, 2015
Revenue	$-
Cost of revenue	-
Gross profit	-

G&A expenses	7,493

Income (loss) from Operating	(7,493)
Income tax expense	-

Net income (loss)	$(7,493)

Loss per share - basic and diluted	(0.00)
Weighted average shares - basic and diluted	12,549,315

See accompanying notes to financial statements

NextGlass Technologies Corporation

STATEMENT OF STOCKHOLDERS' DEFICIT

	Preferred Stock		Common Stock		Discount on Common	Subscription	Additional Paid	Accumulated
	Shares	Amount	Shares	Amount	Stock	Receivable	in Capital	Deficit	Total
BALANCES, January 12, 2015	-	$-	-	$-	$-	$-	$-	$-	$-
Common stock outstanding	-	-	10,000,000	1,000	(500)	-	-	-	500
Expenses paid for by shareholder and contributed as capital	-	-	-	-	-	-	3,212	-	3,212
Net Income	-	-	-	-	-	-	-	(7,493)	(7,493)
BALANCES, December 31, 2015	-	$-	10,000,000	$1,000	$(500)	$-	$3,212	$(7,493)	$(3,781)

See accompanying notes to financial statements

NextGlass Technologies Corporation

STATEMENT OF CASH FLOWS

From inception January 12, 2015 to December 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(7,493)
Non-cash adjustments to reconcile net loss to net cash:
Expenses paid for by stockholder and contributed as capital	3,212
CASH USED BY OPERATING ACTIVITIES	(4,281)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from shareholder's contribution	500
Deposit for stock to be issued	61,000
CASH PROVIDED BY FINANCING ACTIVITIES	61,500

Net increase in cash	57,219

Cash, beginning of year	-

Cash, end of year	$57,219

Supplemental cash flow information:
Interest paid	-
Income tax paid	-

See accompanying notes to financial statements

NextGlass Technologies Corporation

NOTES TO FINANCIAL STATEMENTS

December 31, 2015

NOTE 1 – ORGANIZATION AND BUSINESS DESCRIPTION

NextGlass Technologies Corporation (formerly “Black Grotto Acquisition Corporation”) (“NextGlass” or “the Company”) was incorporated on January 12, 2015 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

The Company’s operations to date have been limited to issuing shares to its original shareholders and effecting a change in control.

On June 1, 2015, the Company effected a change in control by the redemption of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock and the issuance of 4,500,000 shares of common stock. The then officers and directors resigned and Low Koon Poh was named the sole officer and director of the Company. Pursuant to the change in control, the Company changed its name to NextGlass Technologies Corporation. On June 30, 2015, a further 5,000,000 shares of common stock were issued at a purchase consideration of $500.

The Company anticipates that it will effect its business plan through company development or through executing a business combination with an existing company. The Company intends to manufacture smart glass using patented technologies and to market such smart glass on a global basis.

The Company will attempt to locate and negotiate with a business entity for the combination of that target company with the Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared on a historical cost basis to reflect the financial position and results of operations of the Company in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and the related disclosures of contingent assets and liabilities. Management makes its estimates based on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents represent cash on hand, demand deposits, and other short-term highly liquid investments placed with banks, which have original maturities of three months or less and are readily convertible to known amounts of cash.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes (“ASC 740-10”) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. This method also requires the recognition of future tax benefits such as net operating loss and tax credit carryforwards, to the extent that realization of such benefits is more likely than not. A valuation allowance is recorded when the realization of future tax benefits is uncertain.

Earnings (Loss) Per Share

Basic earnings per share are computed based on the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share are computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method and if converted method.

Effect of Recent Accounting Pronouncements

On June 12, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-10—Technical Corrections and Improvements. The amendments in this Update cover a wide range of Topics in the Codification. The amendments in this Update represent changes to make minor corrections or minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-240—Technical Corrections and Improvements, which has been deleted. Transition guidance varies based on the amendments in this Update. The amendments in this Update that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon the issuance of this Update. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

NOTE 3 – GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating loss of $7,493 from inception (January 12, 2015) to December 31, 2015. The Company had a negative working capital of $3,781 and an accumulated deficit of $7,493 as of December 31, 2015. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity.

NOTE 4 – STOCKHOLDERS’ EQUITY

On January 22, 2015, the Company issued 20,000,000 founders common stock to two directors and officers of which 19,500,000 were redeemed at par on June 1, 2015. On June 2, 2015, the Company issued 4,500,000 shares of its common stock to nine investors to effect change in control. On June 30, 2015, a further 5,000,000 shares of common stock were issued at a purchase consideration of $500. As of December 31, 2015, 10,000,000 shares of common stock and no preferred stock were issued and outstanding.

NOTE 5 – DEPOSIT FOR STOCK TO BE ISSUED

During the period from inception (January 12, 2015) to December 31, 2015, the Company received $61,000 as funds designated for issuing of common stock. As of December 31, 2015, no agreement has been signed; thus, the price per share and the number of shares have not been decided yet.

NOTE 6 – SUBSEQUENT EVENT

The Company has evaluated all transactions from December 31, 2015 through the financial statement issuance date for subsequent event disclosure consideration and noted no significant subsequent event that needs to be disclosed.

NextGlass Technologies Corporation
Condensed Balance Sheets

	June 30, 2016	December 31, 2015
	(unaudited)
ASSETS

Current assets
Cash	$126,089	$57,219
Interest receivable	1,963	-
Total current assets	128,052	57,219
Note receivable	337,000	-
Plant, property and equipment, net of accumulated depreciation of $62	2,224	-
Total assets	467,276	57,219

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Other payable	227	-
Accrued interest	2,738	-
Deposit for stock to be issued	61,000	61,000
Total current liabilities	63,965	61,000
Loan payable, related party	400,000	-
Convertible notes payable	150,000	-
Total liabilities	613,965	61,000

Stockholders' deficit
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized; 10,000,000 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	1,000	1,000
Discount on common stock	(500)	(500)
Additional paid in capital	7,912	3,212
Accumulated deficit	(155,101)	(7,493)
Total stockholders' deficit	(146,689)	(3,781)
Total liabilities and stockholders' deficit	$467,276	$57,219

See accompanying notes to unaudited financial statements.

F-9

NextGlass Technologies Corporation
Unaudited Condensed Statements of Operations
		From Inception
	Six Months Ended June 30, 2016	January 12, 2015 to June 30, 2015	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015
Revenue	$-	$-	$-	$-
Cost of revenue	-	-	-	-
Gross profit	-	-	-	-

G&A expenses	144,543	712	72,796	-

Loss from operations	(144,543)	(712)	(72,796)	-

Other income (expense)	(3,065)	-	(2,739)	-

Income tax expense	-	-	-	-

Net loss	$(147,608)	$(712)	$(75,535)	$-

Loss per share - basic and diluted	$(0.01)	$(0.00)	$(0.01)	$-
Weighted average shares - basic and diluted	10,000,000	16,215,976	10,000,000	8,050,296

See accompanying notes to unaudited financial statements.

F-10

NextGlass Technologies Corporation
Unaudited Condensed Statements of Cash Flows
		From Inception
	Six Months Ended June 30, 2016	January 12, 2015 to June 30, 2015	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(147,608)	$(712)	$(75,535)	$-
Non-cash adjustments to reconcile net loss to net cash:
Expenses paid by stockholder and contributed as capital	4,700	712	-	-
Depreciation expenses	62	-	62	-
Changes in operating assets and liabilities:
Interest receivable	(1,963)	-	(1,810)	-
Other payable	227	-	227	-
Accrued interest	2,738	-	2,259	-
CASH USED IN OPERATING ACTIVITIES	(141,844)	-	(74,797)	-

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of plant, property and equipment	(2,286)	-	(2,286)	-
Note receivable	(337,000)	-	(247,000)	-
CASH USED IN INVESTING ACTIVITIES	(339,286)	-	(249,286)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable, related party	494,000	-	494,000	-
Repayments for loan payable, related party	(94,000)	-	(94,000)	-
Proceeds from note payable	150,000	-	-	-
CASH PROVIDED BY FINANCING ACTIVITIES	550,000	-	400,000	-

Net increase in cash	68,870	-	75,917	-

Cash, beginning of period	57,219	-	50,172	-

Cash, end of period	$126,089	$-	$126,089	$-

Supplemental cash flow information:
Interest paid	$2,290	$-	$2,290	$-
Income tax paid	$-	$-	$-	$-

See accompanying notes to unaudited financial statements.

F-11

NextGlass Technologies Corporation

Notes to Unaudited Condensed Financial Statements

NOTE 1 – ORGANIZATION AND BUSINESS DESCRIPTION

General

NextGlass Technologies Corporation (the “Company”) is an early-stage company planning to produce and distribute glass products (which the Company calls “smart glass” solutions). The Company was incorporated in the State of Delaware in January 2015, and was formerly known as Black Grotto Acquisition Corporation (“Black Grotto” or “Black Grotto Acquisition”).

In June 2015, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Black Grotto Acquisition Corporation to NextGlass Technologies Corporation in May 2015.

The Company is located at 9454 Wilshire Boulevard, Suite 612, Beverly Hills, California 90210. The Company’s main phone number is (888)588-7974.

Our Business

The Company plans to produce and distribute glass products (which the Company calls “smart glass” solutions). The Company intends to make these products based on technology that is covered by patents that it licenses from another company.

The Company plans to make smart glass solutions for many types of applications, including car windows, car sunroofs and airplane windows.

The Company’s smart glass solutions are expected to include adhesive film inside the smart glass, bullet-proofing, non-scattering effects, noise reduction, ITO-coated film, PDLC-coated Film and functional glass. The Company’s smart glass solutions are intended to help users of the products control room temperature and change the color and the amount of light passing through the smart glass product.

In the future, the Company plans to raise additional funds in order to build its own factory and purchase machineries to manufacture the smart glass internally using the patented technologies licensed under the License Agreement.

F-12

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared on a historical cost basis to reflect the financial position and results of operations of the Company in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and the related disclosures of contingent assets and liabilities. Management makes its estimates based on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents represent cash on hand, demand deposits, and other short-term highly liquid investments placed with banks, which have original maturities of three months or less and are readily convertible to known amounts of cash.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes (“ASC 740-10”) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. This method also requires the recognition of future tax benefits such as net operating loss and tax credit carryforwards, to the extent that realization of such benefits is more likely than not. A valuation allowance is recorded when the realization of future tax benefits is uncertain.

Earnings (Loss) Per Share

Basic earnings per share are computed based on the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share are computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method and if converted method.

Property and Equipment

Property and equipment are recorded at cost and depreciated or amortized using the straight-line method over the estimated useful life of the asset or the underlying lease term for leasehold improvements, whichever is shorter. The estimated useful life by asset description is noted in the following table:

Asset Description	Estimated Useful Life (years)
Computer	5

F-13

Additions are capitalized and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in other income.

Effect of Recent Accounting Pronouncements

On June 12, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-10—Technical Corrections and Improvements. The amendments in this Update cover a wide range of Topics in the Codification. The amendments in this Update represent changes to make minor corrections or minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-240—Technical Corrections and Improvements, which has been deleted. Transition guidance varies based on the amendments in this Update. The amendments in this Update that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon the issuance of this Update. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

NOTE 3 – GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained net loss of $147,608 for the six months ended June 30, 2016. The Company had a positive working capital of $64,087 and an accumulated deficit of $155,101 as of June 30, 2016. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of June 30, 2016:

	June 30, 2016	December 31, 2015
Computer	$2,286	$-
Less: accumulated depreciation and amortization	(62)	-
Plant, property and equipment, net	$2,224	$-

Depreciation expense for the three months ended June 30, 2016 amounted to $62.

F-14

NOTE 5 – NOTE RECEIVABLE

During the three months ended March 31, 2016, the Company advanced $90,000 to a third party, SWIS Co., Ltd., which the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) on April 28, 2016 to acquire. The purpose of the funds loaned to SWIS Co., Ltd. is to finance their outstanding bills and operating expenses, which is in the Company’s interest due to the planned acquisition. The $90,000 advanced was in the form of a promissory note bearing interest at 4% per annum. The note and relative interest are due and receivable on March 3, 2018.

During the three months ended June 30, 2016, the Company advanced another $247,000 to the third party under the same promissory note. This principal amount also bears interest at 4% per annum, and is due and receivable on March 3, 2018 with the related interest.

NOTE 6 – LOAN PAYABLE TO RELATED PARTY

During the three months ended June 30, 2016, the Company received $494,000 of cash proceeds from its chief executive officer. This related party loan bears interest at 7% per annum over the term from the issuance date through maturity date on October 1, 2018. Interest on this related party loan will be due on maturity date. During the three months ended June 30, 2016, the Company paid back $94,000. Therefore, the balance of the loan payable to related party was $400,000 on June 30, 2016.

NOTE 7 – STOCKHOLDERS’ EQUITY

On January 22, 2015, the Company issued 20,000,000 founders common stock to two directors and officers of which 19,500,000 were redeemed at par on June 1, 2015. On June 2, 2015, the Company issued 4,500,000 shares of its common stock to nine investors to effect change in control. On June 30, 2015, a further 5,000,000 shares of common stock were issued at a purchase consideration of $500. As of June 30, 2016, 10,000,000 shares of common stock and no preferred stock were issued and outstanding.

NOTE 8 – DEPOSIT FOR STOCK TO BE ISSUED

The Company received $61,000 as funds designated for issuing of common stock in 2015. As of June 30, 2016, no agreement has been signed; thus, the price per share and the number of shares have not been decided yet.

NOTE 9 – CONVERTIBLE PROMISSORY NOTES

During the three months ended March 31, 2016, the Company received $150,000 of cash proceeds through the issuance of convertible promissory notes bearing interest at 5% per annum over the term from the issuance date through maturity date on March 7, 2019. Interest on the notes shall be payable quarterly in arrears on January 1, April 1, July 1, and October 1 of each year.

During the term of the notes, each lender has the right to convert the notes into common shares at $5.00 per share.

During the six months ended June 30, 2016, there was no conversion. As of June 30, 2016, the balance of the convertible promissory notes was $150,000.

NOTE 10 – SUBSEQUENT EVENT

On August 10, 2016, the Korean government approved the acquisition of a third party company, SWIS Co., Ltd., which was in connection with the Share Exchange Agreement (the “Exchange Agreement”) entered into on April 28, 2016. SWIS Co., Ltd. was established on September 2, 2014. Its major business is to research and develop PDLC film and the technology associated with making smart glass. Technology will be owned by the Company through the acquisition. The transaction closed on August 10, 2016 for a total purchase price of 1,000,000 South Korean Won, which is equivalent to $900 US Dollars.

F-15

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees		$252
State filing fees	$	[ ]
Edgarizing fees	$	[ ]
Transfer agent fees	$	[ ]
Accounting fees	$	[ ]
Legal fees	$	[ ]
Printing	$	[ ]

Item 14. Indemnification of Directors and Officers

The Company's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On January 22, 2015, 10,000,000 shares of common stock were issued to James Cassidy for total consideration paid of $1,000.00. Subsequently, on June 1, 2015, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

(2) On January 22, 2015, 10,000,000 shares of common stock were issued to James McKillop for total consideration paid of $1,000.00. Subsequently, on June 1, 2015, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

(3) From June 2, 2015, and continuing thereafter, the Company issued a total of 9,500,000 shares of its common stock at par value pursuant to executed subscription agreements under a Regulation D offering. The Company filed a Form D in August 2015. A total of $950.00 was received by the Company as aggregate consideration paid for these 9,500,000 shares issued at par value.

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Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

2.1++++	Stock Purchase Agreement
2.2++++	Stock Purchase Agreement
2.3++++	Stock Purchase Agreement
2.4++++	Stock Purchase Agreement
3.1+	Certificate of Incorporation
3.2+	By-laws
3.3++	Certificate of Amendment to Certificate of Incorporation
4.1+++	Form of Convertible Bond Purchase Agreement
4.2+++	Form of 5% Convertible Bond
4.3+++	Form of 4% Promissory Note
5.1*	Opinion of Counsel on legality of securities being registered
10.2+++	Agreement with Tiber Creek Corporation
10.3+++	Engagement Agreement
23.1	Consent of Accountants
23.4*	Consent of Attorney (as part of Exhibit 5.1)

*To be filed

+	Previously filed on Form 10-12G on March 2, 2015 (File No.: 000-55385) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

++	Previously filed on Form S-1 on December 9, 2015 (File No.: 333-208395) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

+++	Previously filed on Form S-1 on July 12, 2016 (File No.: 333-208395) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.
++++	Concurrently filed on Form 8-K on August 26, 2016 (File No.: 000-55385) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
5.	The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 6, 2016.

NEXTGLASS TECHNOLOGIES CORPORATION

By:	/s/ John Park
Title:	Chief Executive Officer

By:	/s/ Low Koon Poh
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ John Park
Title:	Chief Executive Officer (Principal Executive Officer)

By:	/s/ Low Koon Poh
Title:	President, Chief Financial Officer and Treasurer (Principal Financial Officer)

By:	/s/ Low Koon Poh
Title:	President, Chief Financial Officer and Treasurer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Low Koon Poh	Director	September 6, 2016

/s/ Brian Shin	Director	September 6, 2016

/s/ Thor Seng Wah	Director	September 6, 2016

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